UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 28, 2021, GEE Group Inc. (the “Company”) (NYSE American: JOB) held its 2021 Annual Meeting of stockholders (the “Annual Meeting”). The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	For	Withheld	Broker Non-Vote
(1) Mr. Derek Dewan	37,270,481	2,740,718	22,845,237
(2) Ms. Darla Moore	37,245,291	2,765,908	22,845,237
(3) Mr. Peter Tanous	37,281,187	2,730,012	22,845,237
(4) Mr. William M. Isaac	36,787,968	3,223,231	22,845,237
(5) Mr. Carl Camden	37,070,788	2,940,411	22,845,237
(6) Mr. Matthew Gormly	37,283,067	2,728,132	22,845,237
(7) Mr. Thomas Vetrano	36,727,686	3,283,513	22,845,237

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. The voting results were as follows:

For	Against	Abstentions
60,264,127	1,686,821	905,488

3. Amendment to the Company’s 2013 Incentive Stock Plan

Stockholders approved an amendment to the Company’s 2013 Incentive Stock Plan to increase the number of shares available for issuance pursuant to awards granted under the Plan from 5,000,000 shares to 15,000,000 shares. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
25,015,614	14,783,001	212,584	22,845,237

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: September 29, 2021	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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